UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 19, 2023

EzFill Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-40809	83-4260623
(Commission File Number)	(IRS Employer Identification No.)

2999 NE 191st Street, Aventura, Florida 33180

(Address of Principal Executive Offices)

305-791-1169

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001	EZFL	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 19, 2023, EzFill Holdings, Inc. (the “Company”) and South Florida Motosports, LLC (“SFM”), the promoter of the Formula 1 Miami Grand Prix, entered into a Master Services Agreement (the “Agreement”), with a retroactive start date of January 1, 2023 (the “Effective Date”) and termination date of July 31, 2025 (subect to earlier termination as provide in the Agreement) (the “Term”).

SFM engaged the Company to provide as a non-exclusive, independent contractor of SFM, fuel arrangement, scheduling, transportation, delivery, transferring/pumping/dispensing, and related services for certain passenger motor vehicles, commercial vehicles, industrial/heavy equipment, and all-terrain vehicles/golf carts (the “Services”), which SFM may request in its sole discretion, during the Term. When SFM and the Company have agreed upon the nature, price, and schedule of the Services to be performed for a project or the Formula 1 Miami Grand Prix, they shall complete a Statement of Work order (the “SOW”). Should the parties wish to add to or otherwise modify the services set forth in any SOW all such changes shall be set forth in writing signed by the parties in change order (“Change Order”). SFM will pay the fees specified on each SOW or Change Order.

At the conclusion of the Term, the Agreement will continue to be effective, and the Term shall be extended, on a month-to-month basis until either party gives the other party written notice not less than thirty (30) days in advance, specifying the date of termination. Excluding the termination exceptions below, no termination pursuant to an aforementioned written notice shall become effective (i) during the term of any SOW or Change Order, or (ii) prior to the completion of the Services set forth in any SOW or Change Order.

As full compensation for the performance of the Company’s services under the Agreement, SFM shall pay the Company the fees specified on each SOW or Change Order.

Either party may terminate the Agreement if the other party commits a material breach of any provision therein (including, without limitation, any representation or warranty) either: (i) ten (10) days after written notice to the breaching party, if the breach is capable of a cure but has not cured by the breaching party after its receipt of such notice, or (ii) immediately upon written notice to the breaching party, if the breach is not capable of being cured.

After July 31, 2023, SFM may terminate the Agreement and/or any SOW or Change Order at any time, and for any reason or for no reason, immediately upon written notice to the Company and without any liability to the Company by virtue of such termination; provided, however, that (i) SFM shall provide the Company with such written notice by no later than the December 1st immediately prior to the Miami Grand Prix; and (ii) the Company shall be paid for all the Services performed for SFM up to the date of termination that are not in dispute. If SFM bases its decision to terminate solely on more competitive pricing being offered by another third-party contractor, then SFM shall give the Company at least ten (10) days written notice and provide the Company with an opportunity to match such competitive pricing by submitting a bid and/or quote for review by SFM, it being understood that (i) the Company shall be afforded no special dispensations that such third-party competitor is not also afforded, and (ii) SFM shall have no obligation to award such services to the Company unless such bid and/or quote submitted by the Company matches the more competitive third-party pricing offered to SFM.

This summary of the Agreement, does not purport to be complete and is qualified in its entirety by reference to the provisions of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Material Services Agreement between South Florida Motorsports, LLC and EzFill Holdings, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2023

EZFILL HOLDINGS, INC.

/s/ Michael McConnell
Michael McConnell
Chief Executive Officer